Exhibit 99.2

CHINA EDUCATION ALLIANCE, INC.

COMPENSATION COMMITTEE CHARTER

Committee Purpose and Responsibilities

1. The Committee shall have the purpose and direct responsibility to:

(a)	Review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

(b)	Make recommendations to the Board with respect to the compensation of the other executive officers and the directors, incentive-compensation plans and equity-based plans that are subject to Board approval.

(c)	Approve any new equity compensation plan or any material change to an existing plan prior to submission of such plan or such change for shareholder approval.

(d)	In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to provide for favorable tax treatment.

(e)	Make recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any current or former executive officer of the Company.

(f)	Prepare and issue the evaluation required under “Performance Evaluation” below.

(g)	Report to the Board on a regular basis, and not less than once per year.

(h)	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

(i)	Prepare the disclosure required by Item 407(5) of Regulation S-K.

Committee Structure and Operations

2.	The Committee shall designate one member of the Committee as its chairperson. The chairperson will rotate at least once every eight years with the chairperson of the Audit Committee or the Nomination Committee of the Company, subject to the discretion of a majority of the independent directors of the Board, which may vote to allow an individual to remain the chairperson of a committee for such longer time as it determines to be in the best interest of the Company and its shareholders. The first such rotation shall occur no later than 2014.

In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet at least three times a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

3.	The Committee may invite such members of management to its meetings as it deems appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The CEO should not attend any meeting where the CEO’s performance or compensation is discussed, unless specifically invited by the Committee.

4.	The Committee must be composed entirely of independent directors.

Delegation to Subcommittee

5.	The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

6.	The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Resources and Authority of the Committee

7.	The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of director, CEO or senior executive compensation, this authority shall be vested solely in the Committee.